EXHIBIT 10.11

2006

Management

Incentive

Plan

2006 Digital Insight Management Incentive Plan

2006 Digital Insight Management Incentive Plan	1

CONFIDENTIAL – Any Financial Objectives in this document are strictly Company confidential

Effective 1/1/06

2006 Digital Insight Management Incentive Plan (the “Plan”)

I. PLAN PURPOSE

The Plan is designed to motivate, recognize, and reward Participants for their contributions towards Digital Insight (the “Company”) meeting its annual Financial Objectives and strategic goals.

II. EFFECTIVE DATE

This plan is effective as of January 1, 2006 and will remain in effect through December 31, 2006 (the “Effective Period”), unless revoked or modified by the Chief Executive Officer (the “CEO”) and/or Board of Directors (the “BOD”).

The Plan does not renew automatically at the end of the Plan’s Effective Period. Its continuation, modification or cancellation is determined solely by the CEO and/or BOD.

III. ELIGIBILITY AND PARTICIPATION

All full-time employees in management roles may be considered for participation in the Plan.

•	For employees at the Senior Vice President or Executive Vice President level, participation will be determined by the CEO.

•	For employees below the Senior Vice President level, recommendations for participation will be reviewed by the Senior Vice President of the department and submitted to Human Resources for review and approval. The Senior Vice President of Human Resources and/or the CEO will make the final decision regarding Plan participation.

For purposes of quarterly calculations, the employee’s participation in the Plan will begin on the first day of the first full fiscal quarter for which he or she is designated as a participant; for purposes of annual calculations, the employees’ participation will begin on the first day of the first full fiscal month for which he or she is designated as a participant. At any time prior to October 1, 2006, a newly hired or newly promoted employee may be designated a participant effective on the first day of the next calendar quarter.

Participants below the Senior Vice President level are eligible for quarterly and annual bonus payouts. Senior Vice President and above are eligible for an annual bonus payout.

Participants who are on a quarterly bonus schedule must maintain full-time active status for the entire quarter to be eligible for a payment when the bonus pool funds. Annual calculations will be prorated according to the calculation below. Quarterly calculations will not be prorated. If a participant’s MIP Target percentage changes due to a management level change (higher or lower) during the quarter, the MIP Target percentage for his or her management level as of the last day of the calculation period will be used for the applicable quarterly and annual calculations.

The annual calculations for an eligible employee who becomes a participant after January 1st, but no later than September 30th, will be prorated. The pro-ration will be “n/12” of annual entitlement where “n” equals the number of full fiscal months the employee participated in the Plan during the Effective Period of the Plan.

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CONFIDENTIAL – Any Financial Objectives in this document are strictly Company confidential

Effective 1/1/06

An eligible employee whose performance has been documented as marginal or poor may be designated as ineligible or partially eligible to participate for one or more quarters and for all or a portion of the annual calculation with approval from Human Resources and the Senior Vice President of the department. The individual will be advised in writing prior to quarter-end of the reduced or eliminated participation status.

IV. DEFINITIONS

2006 Financial Objectives: The Board of Directors approved financial plan for 2006 includes two financial measures that drive Plan funding—Operating Income and Revenue.

Operating Income: For purposes of this Plan, Operating Income shall be defined by the Company’s Board of Directors in its reasonable, good faith discretion.

Revenue: Revenue shall be equal to the “Total Revenue” amounts as presented in the Company’s periodic filings with the SEC.

Base Salary: The wages paid to an employee each payroll period, without regard to performance. The base salary for the Plan Participant is initially determined at the time of hire. Thereafter, increases or decreases in salary are determined at the sole discretion of authorized Company management. There is no promise or implied promise of salary increases. If salary is presented, discussed or in any manner referred to as an annualized number, the annualized number does not imply or promise continued employment. Base Salary for Bonus Payout calculation purposes will be the Base Salary as of the last day of the calculation period (e.g., last day of fiscal quarter.)

MIP Target: The bonus target for a Plan Participant during the Effective Period for the Plan, stated as a percentage of his or her Base Salary, if the Company’s Financial Objectives and the Participant’s expected personal objectives are achieved. A Participant’s level in the organization determines the MIP Target.

MIP Bonus Range: The minimum and maximum bonus target for which a Plan Participant is eligible during the Effective Period for the Plan based on his or her achievement of personal objectives, stated as percentages of his or her base salary (e.g., x% to y% of Base Salary), if the Company’s Financial Objectives are achieved.

Bonus Payout: The actual amount paid to an eligible employee under the Plan after adjustment for Company performance versus Financial Objectives, individual performance and the discretion of the Board of Directors, the Compensation Committee of the Board of Directors, and/or CEO. Plan funding does not guarantee a Bonus Payout.

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CONFIDENTIAL – Any Financial Objectives in this document are strictly Company confidential

Effective 1/1/06

V. PLAN STRUCTURE

The Plan contains two basic components that influence the individual Bonus Payout, if any.

	Company Financial Objectives	Personal Objectives

	• Operating Income • Revenue	Participant’s contribution to assigned goals aligned with the 2006 Corporate Goals as evaluated by the Participant’s manager.
Description	The Company’s Financial Objectives for the Plan are established by the CEO, and approved by the Board of Directors. Achievement versus objective determines plan funding (see below.)

VI. PLAN AND DEPARTMENT FUNDING

(a) OVERALL PLAN FUNDING

Plan funding is driven by two financial measures: (1) Operating Income and (2) Revenue. The bonus pool is funded based on achievement against the Financial Objectives approved and in accordance with the Plan’s bonus funding matrix (the “Matrix”.)

The Matrix was designed in accordance with the following principles:

•	At 100% achievement of the Company’s “plan” Financial Objectives, the bonus pool will be fully funded (100%).

•	A minimum performance level or threshold for bonus pool funding and payout has been established. If Company Operating Income achievement falls below 90% and/or Company Revenue achievement is below 95%, the bonus pool funding will be zero.

(b) DEPARTMENT BONUS POOL FUNDING

Once the bonus pool funds based on the Company’s achievement against the established Financial Objectives, each department will receive a bonus pool for distribution to eligible Plan Participants.

The total size of a department’s bonus pool is determined by two factors:

1.	The Company’s overall Operating Income and Revenue achievement versus the approved Financial Objectives.

2.	The number of eligible department Participants and their associated MIP Target. The addition of newly eligible employees during the Plan’s Effective Period and in accordance with the eligibility guidelines will increase the size of the department’s bonus pool accordingly.

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CONFIDENTIAL – Any Financial Objectives in this document are strictly Company confidential

Effective 1/1/06

The sum of the individual bonus payout recommendations within the department may not exceed the department’s available funds for distribution without approval from the Senior Vice President of Human Resources and the CEO. All recommendations will be reviewed by and subject to the approval of the Senior Vice President of Human Resources and the CEO.

VII. BONUS PAYOUT, TIMING, AND EXAMPLES

(a) INDIVIDUAL BONUS PAYOUT

Individual Bonus Payouts are determined by four factors:

1.	Plan Payout Schedule: Percentage of the Participant’s annual bonus allocated per payout period.

2.	Company Performance: The bonus pool funds based on the Company’s achievement against the Financial Objectives.

3.	MIP Target: The target bonus payout as determined by the Participant’s position level (e.g., expressed as a percentage of the Participant’s base salary.)

4.	Individual Performance: The manager’s evaluation of the Participant’s achievement against his or her assigned personal goals balanced against the manager’s determination of how the Participant exemplified the Company’s stated values in achieving such goals.

1. Plan Payout Schedule

For the Senior Vice President level and above, the Plan Payout Schedule is annual at 100%. For Participants below the Senior Vice President level, the Plan Payout Schedule below indicates the percentage of the Participant’s annual bonus allocated per payout period.

Plan Payout Schedule for Employees on a quarterly and annual bonus schedule:

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
Quarterly	10%	20%	20%	30%	80%
Annual				20%	20%

					100%

2. Company Performance

As discussed in the Plan and Department Funding Section, Company performance against the Financial Objectives will affect available funds for bonus payouts. The Matrix illustrates how the Plan will fund at various Operating Income and Revenue achievement levels versus the “plan” Financial Objectives. No individual bonus payouts will be made if the Company does not meet threshold performance levels for both Operating Income (90%) and Revenue (95%) achievement.

3. and 4. MIP Target and Individual Performance

Based on the Manager’s assessment of the Participant’s individual performance and the manner through which such results were achieved, the actual Bonus Payout may be greater than or lower than the Participant’s MIP target (see MIP Bonus Range in the Definitions section.) The MIP Bonus Ranges by level are proposed amounts and are not guaranteed (see table next page.) The actual percentage may be between the recommended ranges. After a Participant’s recommended Bonus Payout has been determined by his or her manager and reviewed by the Senior Vice President of the department, it shall be reviewed and approved by the Senior Vice President of Human Resources and the CEO. The final Bonus Payout may be adjusted upwards or downwards at their sole discretion.

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CONFIDENTIAL – Any Financial Objectives in this document are strictly Company confidential

Effective 1/1/06

MIP Targets and Bonus Ranges by Position Level

		MIP Bonus Range Guidelines Based on Individual Contribution
Position Level	MIP Target	None	Some	Expected	Extraordinary
Manager	15%	0%	10%	15%	20%
Director	20%	0%	15%	20%	25%
Vice President	30%	0%	20%	30%	40%
Senior Vice President	50%	0%	35%	50%	65%
Executive Vice President	70%	0%	55%	70%	85%

(b) BONUS PAYOUT TIMING

Quarterly bonus payouts for Q1, Q2, and Q3 will be calculated during the first 45 days following the end of the fiscal quarter based on the Participant’s Base Salary as of the last day of the quarter. The Q4 bonus payout will be calculated during the first 60 days following the end of the fiscal quarter. The BOD will approve the plan funding percentage based on the Company’s achievement of the Plan’s Financial Objectives. Annual bonus payouts will be calculated during the first 15—30 days following the BOD approval meeting.

(c) SAMPLE QUARTERLY PLAN BONUS PAYOUT CALCULATIONS

Example 1– Meet Company “Plan” Financial Objectives & Meet Individual Goals

Company Achieves 100% of Plan’s Financial Objectives.

Manager is making an expected contribution to the achievement of his/her assigned personal goals.

Digital Insight Manager: MIP target of 15%

Base salary as of 3/31/2006:    $80,000

Quarterly Allocation of Annual Bonus: 20%

Bonus Component	Achievement	Calculation / Payout
Company Financial Objectives	Met 100% “plan” objectives for: • Operating Income • Revenue	Bonus pool fully funded (100%)

Achievement against the Participant’s individual assigned goals	Some contribution 10% Expected contribution 15% Extraordinary contribution 20%	15% x $80,000 x 20% x 100% funding

TOTAL QUARTERLY PAYOUT $2,400

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CONFIDENTIAL – Any Financial Objectives in this document are strictly Company confidential

Effective 1/1/06

Example 2 – Meet Company “Plan” Financial Objectives & Exceed Individual Goals

Company Achieves 100% of Plan’s Financial Objectives.

Manager is making an extraordinary contribution to the achievement of his/her assigned personal goals.

Digital Insight Manager: MIP target of 15%

Base salary as of 3/31/2006:     $80,000

Quarterly Allocation of Annual Bonus: 20%

Bonus Component	Achievement	Calculation / Payout
Company Financial Objectives	Met 100% “plan” objectives for: • Operating Income • Revenue	Bonus pool fully funded (100%)

Achievement against the Participant’s individual assigned goals	Some contribution 10% Expected contribution 15% Extraordinary contribution 20%	20% x $80,000 x 20% x 100% funding

TOTAL QUARTERLY PAYOUT $3,200

Example 3 – Exceed Company “Plan” Financial Objectives & Exceed Individual Goals

Company Achieves 102% of Plan’s Financial Objectives.

Manager is making an extraordinary contribution to the achievement of his/her assigned personal goals.

Under this example the Plan’s bonus pool funding increases by 10% allowing for individual bonus payouts to exceed their MIP bonus range, based on individual performance.

Digital Insight Manager: MIP target of 15%

Base salary as of 3/31/2006:     $80,000

Quarterly Allocation of Annual Bonus: 20%

Bonus Component	Achievement	Calculation / Payout
Company Financial Objectives	Met 102% of “plan” objectives for: • Operating Income • Revenue	Bonus pool funding at 110%

Achievement against the Participant’s individual assigned goals	Some contribution 10% Expected contribution 15% Extraordinary contribution 20%	20% x $80,000 x 20% x 110% funding

TOTAL QUARTERLY PAYOUT $3,520

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CONFIDENTIAL – Any Financial Objectives in this document are strictly Company confidential

Effective 1/1/06

Example 4 – Below Company “Plan” Financial Objectives & Meet Individual Goals

Company Achieves 95% of Plan’s Financial Objectives.

Manager is making an expected contribution to the achievement of his/her assigned personal goals.

Under this example the Plan’s bonus pool funding is at 75% of target.

Digital Insight Manager: MIP target of 15%

Base salary as of 3/31/2006:    $80,000

Quarterly Allocation of Annual Bonus: 20%

Bonus Component	Achievement	Calculation / Payout
Company Financial Objectives	Met 95% of “plan” objectives for: • Operating Income • Revenue	Bonus pool funding at 75%

Achievement against the Participant’s individual assigned goals	Some contribution 10% Expected contribution 15% Extraordinary contribution 20%	15% x $80,000 x 20% x 75% funding

TOTAL QUARTERLY PAYOUT $1,800

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CONFIDENTIAL – Any Financial Objectives in this document are strictly Company confidential

Effective 1/1/06

VIII. DISCLAIMERS

The CEO may approve exceptions or alternative awards as well as eliminate or reduce actual bonus payouts at the CEO’s sole discretion. Achievement of Company Financial Objectives and/or personal goals is not a guarantee of bonus payout.

(a) CONDITIONS OF EMPLOYMENT

Participants are subject to the same terms and conditions of employment as all Company employees, unless a written agreement, signed by the CEO, supersedes these standard terms and conditions.

Employment is on an at-will basis. Both the Company and the Participant have the right to terminate employment at any time, with or without notice, for any reason or for no reason. Modifications to the terms and conditions must be defined in writing and signed by the CEO and the relevant employee, which states the intent of both to alter the relationship.

(b) TERMINATION OF EMPLOYMENT

The Participant must be employed through the last day of the current quarter in the Plan’s Effective Dates to be eligible to receive a bonus payout for that quarter. If employment terminates before the end of the current quarter as a result of the Participant’s voluntary resignation or as a result of an involuntary termination, the Participant will not be eligible for a Bonus Payout. In addition, the Participant will not receive any pro-rata portion of the annual Bonus Payout. Subject to applicable state and federal law, Bonus Payments are subject to reduction by monies due from the Participant to the Company.

If employment terminates as a result of death or disability, the pro-rata Bonus Payout will be paid to the Plan Participant, the Plan Participant’s estate or the Plan Participant’s designated beneficiary, whichever is applicable. Subject to applicable state and federal law, Bonus Payments are subject to reduction by monies due from the Plan Participant to the Company.

Calculation and payment of Bonus Payouts will be made at the regularly scheduled times as discussed in the individual bonus payout section of the Plan document.

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CONFIDENTIAL – Any Financial Objectives in this document are strictly Company confidential

Effective 1/1/06

IX. ADMINISTRATION

All payments are subject to applicable taxes and will be reported as earnings on the Participant’s year-end W-2 Form.

Participation in this program does not establish or imply any entitlement to continued employment. Employment remains on an at-will basis at all times.

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CONFIDENTIAL – Any Financial Objectives in this document are strictly Company confidential

Effective 1/1/06